Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 30, 2002


                         Commission file number 0-23903

                          ThermaCell Technologies, Inc.
                          -----------------------------
        (Exact name of small business issuer as specified in its charter)

               Florida                                59-3223708
               --------                               ----------
(State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                  Identification No.)

              901 Chestnut St., Suite A, Clearwater, Florida 33756
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (904) 253-6262
                                 ---------------
                           (Issuer's telephone number)

              440 Fentress Boulevard, Daytona Beach, Florida 32114
              ----------------------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                          if changed Since Last Report)



ITEM 1/ITEM 3.     CHANGES IN CONTROL OF REGISTRANT//BANKRUPTCY OR RECEIVERSHIP
                   ------------------------------------------------------------

     On August 30, 2002, the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 01-20854-8G1 issued an order confirming ThermaCell Technologies, Inc. ("ThermaCell") plan of reorganization under Chapter 11 of the Bankruptcy Code, dated February 2002 (the "Plan of Reorganization"). In order to effectuate the Plan of Reorganization.

     Material features of the Plan of Reorganization are:

     o The Plan of Reorganization provides for the issuance or reservation for future issuance of ten million (10,000,000) new shares of ThermaCell Common Stock in the aggregate. Previously issued shares of ThermaCell common stock will be cancelled and replaced by the new shares authorized under the Plan of Reorganization.

     o Pac Funding, LLC, a Florida limited liability company ("Pac"), whose members are Augustine Capital Funding, L.P. and Private Capital Group is entitled to 5,000,000 new common shares (50%) pursuant to the Plan of Reorganization. Pac was the debtor-in-possession funding source and supplied funds necessary to operate the business while it was a debtor-in-possession and avoid liquidation.

     o General unsecured creditors and unsecured claims pursuant to the Plan of Reorganization are entitled to 4,000,000 new ThermaCell common shares (40%).

     o The existing shareholders of ThermaCell are entitled to 1,000,000 new common shares (10%) pursuant to the Plan of Reorganization. As of June 30, 2002, there were approximately 12,697,704 shares of ThermaCell common stock outstanding. Thus, pursuant to the Plan of Reorganization and action by the board of directors, existing ThermaCell common stockholders would be entitled to one (1) new ThermaCell common share for every 12.7 ThermaCell common shares previously held, subject to adjustment for the actual number of shares outstanding as of August 30, 2002, pursuant to records maintained by the transfer agent and ThermaCell.

     o The existing assets and business of ThermaCell are transferred to a newly formed subsidiary free and clear of any and all debts, claims, liens, demands and interest of creditors, equity security holders and parties and interests, except as provided forth in the Plan of Reorganization. Accordingly, ThermaCell will be a holding company and the existing assets of its business relating to the manufacturing and production of evacuated microspheres technology will be held in a new subsidiary.

     o All debts, claims or demands that arose before the date of the Plan of Reorganization's confirmation, are discharged, except for priority tax claims and certain administrative claims. Priority tax claims are paid over a six (6) year period from the date of assessment. The IRS has made a claim for $120,000. Management of ThermaCell is in the process of reducing the amount of this claim, and believes that it will be able to substantially reduce the ultimate amount payable to the IRS over time. In addition, ThermaCell is obligated for administrative claims payable to the government, lawyers and accountants, estimated at approximately $100,000.

     ThermaCell intends to meet its future capital requirements through working capital and the private placement of debt or equity securities. Management of ThermaCell believes that it will be successful in raising additional capital because the Plan of Reorganization has been confirmed.

     ThermaCell intends to seek application for listing privileges on the over the counter electronic bulletin board ("OTCBB") for the new common shares authorized under the Plan of Reorganization. In order to commence trading, a new trading symbol will be required and NASD clearance of a new Form 211 through a designated market maker. ThermaCell estimates it will take approximately 60 days to finalize trading privileges on the OTCBB.

EXHIBITS

          1)   Order Confirming Plan of Reorganization.

          2)   Plan of Reorganization.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THERMACELL TECHNOLOGIES, INC.

Dated    September 12, 2002

                                   By:      /s/ James Hagarman
                                            --------------------------------
                                            James Hagarman
                                            President, Chief Executive Officer



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